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                                                                   EXHIBIT 10.32

         **CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 C.F.R. SUBSECTION 200.80(B)(4), 200.83 AND 240.24B-2.**

           AMENDMENT TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT BETWEEN
                            ICN PHARMACEUTICALS. INC.

                                       AND

                              SCHERING-PLOUGH LTD.
                               DATED JULY 28, 1995

                  This Amendment, effective as of the last date below, to the Exclusive License and Supply Agreement between ICN Pharmaceuticals, Inc. ("ICN") and Schering-Plough Ltd. ("Schering") dated July 28, 1995 (the "Agreement") is entered into by and between the parties hereto with reference to the facts below. Terms with initial capitals which are not specifically defined in this Amendment shall have the defined meaning set forth in the Agreement.

                  WHEREAS, Section 3.2(c) of the Agreement provides for each Party to file applications for Regulatory Approval and for Schering to provide the required information necessary to allow ICN to file for Regulatory Approval in the EU concurrently with Schering; and

                  WHEREAS, the parties wish to modify the Agreement to provide for a more orderly process for Regulatory Approval in the EU; and

                  WHEREAS, the parties also wish to modify certain provisions of the Agreement respecting the supply of product.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations below, the Parties agree as follows:

                  1. Section 1.2 of the Agreement shall be modified by inserting a replacement sentence as the first sentence of that section:

                           "1.2 "Cost of Goods" means the cost to ICN or Schering, as the case may be, of Products [REDACTED] as applicable."
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                  2.       Section 3.2(c) of the Agreement shall be deleted in
its entirety and replaced with the following text:

                           "(c) In the EU, Schering shall be responsible for filing applications for Regulatory Approval in the name of each of the Parties. Schering shall be the contact company for both applications, both at the supra-national (e.g. EMEA) level and the local country level. Schering shall have the responsibility to manage the Regulatory Approval process for each of the applications until all requisite approvals necessary for successful commercialization, including approval for pricing and third party reimbursement approvals, are obtained. Neither Party shall commercially enter the market until the other Party has obtained substantially similar pricing and third party (including applicable government) reimbursement approvals, provided, however, that either Party shall be permitted to enter the market if the other Party chooses to delay market introduction for any other reason."

                  3. Section 6.4(b) of the Agreement shall be modified by inserting the following text after the second sentence of that section:

                           "Prior to commercial launch in any country of the Territory, the Estimated Selling Price for that country shall be set at an amount equal to [REDACTED]."

                  4. Section 8.3(b) of the Agreement shall be modified by inserting the following text after the first sentence of that section:

                           "However, unless otherwise specified in ICN's written purchase requisition, Schering shall supply Product to ICN in the form of capsules branded and blister packed in cartons with ICN trade dress, labeled in all EU languages and quality-control released in the EU, such that Product so supplied will be suitable for immediate sale to end users in the EU."

                  5. This Amendment to the Agreement is incorporated therein and expressly made a part thereof.

                  6. This Amendment to the extent set forth herein, amends, modifies and supplements the Agreement. Except as expressly modified herein, all of the terms and provisions of the Agreement remain in full force and effect and cannot be amended, modified or changed in any way whatsoever except by a written instrument duly executed by the Parties hereto.

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                  IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the last date below.


SCHERING-PLOUGH LTD.                        ICN PHARMACEUTICALS, INC.


By:       /s/ David Poorvin                 By:       /s/ David C. Waft
          -------------------------                   --------------------------
          David Poorvin                               David C. Waft

Title:    Prokurist                         Title:    Executive Vice President
                                                      General Counsel &
                                                      Corporate Secretary

Date:     10 December 1997                  Date:     1/20/98
          -------------------------                   --------------------------



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